Exhibit 99.1
press release
Paylocity Announces Fourth Quarter and full Fiscal Year 2022 Financial Results
•Q4 2022 Recurring & Other Revenue of $226.9 million, up 36% year-over-year
•Q4 2022 Total Revenue of $228.9 million, up 37% year-over-year
•FY 2022 Recurring & Other Revenue of $847.7 million, up 34% year-over-year
•FY 2022 Total Revenue of $852.7 million, up 34% year-over-year
SCHAUMBURG, IL. – August 4, 2022 – Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based HCM and payroll software solutions, today announced financial results for the fourth quarter and full fiscal year 2022, which ended June 30, 2022.

“Recurring & other revenue grew 34% in fiscal 22 as our value proposition of providing the most modern software in the industry continues to resonate in the marketplace. Our products focused on the Modern Workforce have all seen significant increases in utilization, including Community, where monthly users has grown by more than 40% and video creation increased by over 80% in fiscal 22,” said Steve Beauchamp, Co-Chief Executive Officer of Paylocity.

Key Recent Achievements
•FY 2022 Recurring & Other Revenue of $847.7 million, up 34% year-over-year.
•FY 2022 Total Revenue of $852.7 million, up 34% year-over-year.
•FY 2022 GAAP net income of $90.8 million and $1.61 per diluted share.
•FY 2022 Adjusted EBITDA, a non-GAAP measure, of $237.8 million or 27.9% of revenue.
•Ending FY 2022 cash and cash equivalents balance of $139.8 million.
Fourth Quarter Fiscal 2022 Financial Highlights
Revenue:
•Total revenue was $228.9 million, an increase of 37% from the fourth quarter of fiscal year 2021.
•Recurring & other revenue was $226.9 million, an increase of 36% from the fourth quarter of fiscal year 2021.
Operating Income:
•GAAP operating income was $18.8 million and Non-GAAP operating income was $48.4 million in the fourth quarter of fiscal year 2022.
Net Income:
•GAAP net income was $15.1 million or $0.27 per share in the fourth quarter of fiscal year 2022 based on 56.4 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $59.3 million in the fourth quarter of fiscal year 2022.

Fiscal Year 2022 Financial Highlights
Revenue:
•Total revenue was $852.7 million, an increase of 34% from fiscal year 2021.
•Recurring & other revenue was $847.7 million, representing 99% of total revenue and an increase of 34% from fiscal year 2021 recurring & other revenue.
Operating Income:
•GAAP operating income was $84.6 million and non-GAAP operating income was $196.6 million in fiscal year 2022.
Net Income:
•GAAP net income was $90.8 million or $1.61 per share for fiscal year 2022, based on 56.4 million diluted weighted average common shares outstanding.
Adjusted EBITDA:
•Adjusted EBITDA, a non-GAAP measure, was $237.8 million for fiscal year 2022.
Balance Sheet and Cash Flow:
•Cash and cash equivalents totaled $139.8 million at the end of fiscal year 2022.
•Cash flow from operations for the fiscal year 2022 was $155.1 million compared to $124.9 million for fiscal year 2021.
•Free cash flow, a non-GAAP measure, was $102.5 million or 12% of total revenue for fiscal year 2022.
A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Business Outlook
Based on information available as of August 4, 2022, Paylocity is issuing guidance for the first quarter and full fiscal year 2023 as indicated below.
First Quarter 2023:
•Total revenue is expected to be in the range of $237.3 million to $241.3 million, which represents approximately 32% growth over fiscal year 2022 first quarter total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $55.0 million to $58.0 million.
Fiscal Year 2023:
•Total revenue is expected to be in the range of $1.087 billion to $1.092 billion, which represents approximately 28% growth over fiscal year 2022 total revenue.
•Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $314.5 million to $318.5 million.
We are unable to reconcile forward-looking non-GAAP Adjusted EBITDA to its directly comparable GAAP financial measure because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and full fiscal year 2022 results at 4:30 p.m. Central Time today (5:30 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through https://investors.paylocity.com/events-and-presentations where you will be provided with dial in details. A replay of the call will be available and archived via webcast at https://investors.paylocity.com/.
About Paylocity
Paylocity is a leading provider of cloud-based HCM and payroll software solutions headquartered in Schaumburg, IL. Founded in 1997 and publicly traded since 2014, Paylocity offers an intuitive, easy-to-use product suite that helps businesses tackle today’s challenges while moving them toward the promise of tomorrow. Known for its unique culture and consistently recognized as one of the best places to work, Paylocity accompanies its clients on the journey to create great workplaces and help people achieve their best through automation, data-driven insights, and engagement. For more information, visit www.paylocity.com.
Non-GAAP Financial Measures
The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Adjusted gross profit is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs and certain acquired intangibles. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles and other items as described later in this release, including the income tax effect on these items. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and other items as described later in this release. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company's financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.
Safe Harbor/Forward Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,”

“would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management's estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the possibility that the anticipated synergies of the unified solution through Paylocity’s acquisitions of Blue Marble and Cloudsnap may not be achieved and the combined operations may not be successfully integrated in a timely manner, if at all; general economic conditions in regions in which Paylocity does business, including the ongoing impact of the novel coronavirus disease (“COVID-19”) on the U.S. and the global economy, changes in interest rates, business disruptions, reductions in employment and an increase in business failures that have occurred or may occur in the future; the continuing impact of COVID-19 on Paylocity’s employees and clients and Paylocity’s ability to provide services to its clients and respond to their needs; Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; challenges related to cybersecurity threats and evolving cybersecurity regulations; Paylocity’s reliance on and ability to expand its referral network of third parties; Paylocity’s reliance on third party payroll partners in foreign jurisdictions in its Blue Marble business; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or a threat actor gains unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; the possibility that Paylocity may be adversely affected by other economic, business, and/or competitive factors; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 6, 2021. Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC. These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events, including events relating to the COVID-19 pandemic and its severity, duration and ultimate impact, may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,
	2021	2022
Assets
Current assets:
Cash and cash equivalents	$202,287	$139,756
Corporate investments	4,456	—
Accounts receivable, net	6,267	15,754
Deferred contract costs	44,230	59,501
Prepaid expenses and other	15,966	28,896
Total current assets before funds held for clients	273,206	243,907
Funds held for clients	1,759,677	3,987,776
Total current assets	2,032,883	4,231,683
Capitalized internal-use software, net	45,018	61,985
Property and equipment, net	59,835	62,839
Operating lease right-of-use assets	43,984	49,210
Intangible assets, net	13,027	45,475
Goodwill	33,650	101,949
Long-term deferred contract costs	170,663	229,067
Long‑term prepaid expenses and other	4,223	7,746
Deferred income tax assets	11,602	19,060
Total assets	$2,414,885	$4,809,014

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,230	$8,374
Accrued expenses	103,109	124,384
Total current liabilities before client fund obligations	107,339	132,758
Client fund obligations	1,759,677	3,987,776
Total current liabilities	1,867,016	4,120,534
Long-term operating lease liabilities	67,201	69,119
Other long-term liabilities	1,958	3,681
Deferred income tax liabilities	1,780	2,217
Total liabilities	$1,937,955	$4,195,551
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2021 and June 30, 2022	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2021 and June 30, 2022; 54,594 shares issued and outstanding at June 30, 2021 and 55,190 shares issued and outstanding at June 30, 2022	55	55
Additional paid-in capital	241,718	289,843
Retained earnings	235,091	325,868
Accumulated other comprehensive income (loss)	66	(2,303)
Total stockholders' equity	$476,930	$613,463
Total liabilities and stockholders’ equity	$2,414,885	$4,809,014

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Revenues:
Recurring and other revenue	$166,530	$226,867	$631,725	$847,694
Interest income on funds held for clients	921	2,080	3,902	4,957
Total revenues	167,451	228,947	635,627	852,651
Cost of revenues	59,050	77,394	219,298	287,002
Gross profit	108,401	151,553	416,329	565,649
Operating expenses:
Sales and marketing	46,304	59,599	161,808	214,455
Research and development	20,264	28,884	76,707	102,908
General and administrative	32,733	44,244	119,771	163,692
Total operating expenses	99,301	132,727	358,286	481,055
Operating income	9,100	18,826	58,043	84,594
Other expense	(96)	(197)	(939)	(997)
Income before income taxes	9,004	18,629	57,104	83,597
Income tax expense (benefit)	(2,879)	3,483	(13,715)	(7,180)
Net income	$11,883	$15,146	$70,819	$90,777
Other comprehensive loss, net of tax	(73)	(741)	(609)	(2,369)
Comprehensive income	$11,810	$14,405	$70,210	$88,408

Net income per share:
Basic	$0.22	$0.27	$1.30	$1.65
Diluted	$0.21	$0.27	$1.26	$1.61

Weighted-average shares used in computing net income per share:
Basic	54,533	55,157	54,318	55,036
Diluted	56,351	56,432	56,305	56,445
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises for each of the three and twelve months ended June 30 are included in the above line items:

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Cost of revenues	$1,947	$2,778	$8,348	$12,610
Sales and marketing	4,057	5,947	16,425	22,929
Research and development	2,745	4,814	11,022	19,945
General and administrative	7,977	12,704	31,264	45,625
Total stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	$16,726	$26,243	$67,059	$101,109

PAYLOCITY HOLDING CORPORATION
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended June 30,
	2020	2021	2022
Cash flows from operating activities:
Net income	$64,455	$70,819	$90,777
Adjustments to reconcile net income to net cash provided by operating activities
Stock-based compensation expense	47,493	63,052	96,202
Depreciation and amortization expense	37,913	42,972	50,218
Deferred income tax expense (benefit)	2,754	(13,642)	(7,180)
Provision for credit losses	309	316	311
Net accretion of discounts and amortization of premiums on available-for-sale securities	(1,836)	347	381
Amortization of debt issuance costs	154	171	185
Other	395	632	318
Changes in operating assets and liabilities:
Accounts receivable	(732)	(1,654)	(7,605)
Deferred contract costs	(54,944)	(56,850)	(73,263)
Prepaid expenses and other	(196)	(4,004)	(14,767)
Accounts payable	(806)	2,394	2,553
Accrued expenses and other	17,696	20,297	16,923
Net cash provided by operating activities	112,655	124,850	155,053
Cash flows from investing activities:
Purchases of available-for-sale securities and other	(400,343)	—	(433,962)
Proceeds from sales and maturities of available-for-sale securities	410,593	101,467	116,848
Capitalized internal-use software costs	(25,715)	(28,594)	(34,515)
Purchases of property and equipment	(16,578)	(9,461)	(18,069)
Acquisitions of businesses, net of cash acquired	(16,714)	(14,992)	(107,576)
Other investing activities	—	—	(2,500)
Net cash provided by (used in) investing activities	(48,757)	48,420	(479,774)
Cash flows from financing activities:
Net change in client fund obligations	(67,165)	432,373	2,228,038
Borrowings under credit facility	100,000	—	50,000
Repayment of credit facility	—	(100,000)	(50,000)
Proceeds from exercise of stock options	—	146	—
Proceeds from employee stock purchase plan	8,901	12,214	14,103
Taxes paid related to net share settlement of equity awards	(38,943)	(64,191)	(69,761)
Payment of debt issuance costs	(701)	(64)	(87)
Net cash provided by financing activities	2,092	280,478	2,172,293
Net change in cash, cash equivalents and funds held for clients' cash and cash equivalents	65,990	453,748	1,847,572
Cash, cash equivalents and funds held for clients' cash and cash equivalents—beginning of year	1,426,143	1,492,133	1,945,881
Cash, cash equivalents and funds held for clients' cash and cash equivalents—end of year	$1,492,133	$1,945,881	$3,793,453
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment and internal-use software, accrued but not paid	$164	$581	$2,052
Liabilities assumed for acquisitions	$674	$281	$4,581
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$438	$870	$311
Cash paid (refunds received) for income taxes	$84	$(136)	$11
Reconciliation of cash, cash equivalents and funds held for clients' cash and cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	$250,851	$202,287	$139,756
Funds held for clients' cash and cash equivalents	1,241,282	1,743,594	3,653,697
Total cash, cash equivalents and funds held for clients' cash and cash equivalents	$1,492,133	$1,945,881	$3,793,453

Paylocity Holding Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
(In thousands except per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Reconciliation from Gross profit to Adjusted gross profit:
Gross profit	$108,401	$151,553	$416,329	$565,649
Amortization of capitalized internal-use software costs and certain acquired intangibles	5,954	8,597	23,227	27,120
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,947	2,778	8,348	12,610
Other items (1)	—	27	—	121
Adjusted gross profit	$116,302	$162,955	$447,904	$605,500

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Reconciliation from Operating income to Non-GAAP Operating income:
Operating income	$9,100	$18,826	$58,043	$84,594
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,726	26,243	67,059	101,109
Amortization of acquired intangibles	1,028	2,770	3,840	8,752
Other items (2)	514	561	1,891	2,170
Non-GAAP Operating income	$27,368	$48,400	$130,833	$196,625

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Reconciliation from Net income to Non-GAAP Net income:
Net income	$11,883	$15,146	$70,819	$90,777
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,726	26,243	67,059	101,109
Amortization of acquired intangibles	1,028	2,770	3,840	8,752
Other items (2)	514	561	1,891	2,378
Income tax effect on adjustments (3)	(4,212)	662	(24,814)	(19,398)
Non-GAAP Net income	$25,939	$45,382	$118,795	$183,618

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Calculation of Non-GAAP Net income per share:
Non-GAAP Net income	$25,939	$45,382	$118,795	$183,618
Diluted weighted-average number of common shares	56,351	56,432	56,305	56,445
Non-GAAP Net income per share	$0.46	$0.80	$2.11	$3.25

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Reconciliation from Net income to Adjusted EBITDA
Net income	$11,883	$15,146	$70,819	$90,777
Interest expense	107	112	1,002	498
Income tax expense (benefit)	(2,879)	3,483	(13,715)	(7,180)
Depreciation and amortization expense	10,902	13,799	42,972	50,218
EBITDA	20,013	32,540	101,078	134,313
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	16,726	26,243	67,059	101,109
Other items (2)	514	561	1,891	2,378
Adjusted EBITDA	$37,253	$59,344	$170,028	$237,800

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Reconciliation of Non-GAAP sales and marketing:
Sales and marketing	$46,304	$59,599	$161,808	$214,455
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	4,057	5,947	16,425	22,929
Other items (1)	—	32	—	194
Non-GAAP sales and marketing	$42,247	$53,620	$145,383	$191,332

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Reconciliation of Non-GAAP total research and development:
Research and development	$20,264	$28,884	$76,707	$102,908
Capitalized internal-use software costs	6,930	8,230	28,594	34,515
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,745	4,814	11,022	19,945
Other items (1)	159	204	759	890
Non-GAAP total research and development	$24,290	$32,096	$93,520	$116,588

	Three Months Ended June 30,		Year Ended June 30,
	2021	2022	2021	2022
Reconciliation of Non-GAAP general and administrative:
General and administrative	$32,733	$44,244	$119,771	$163,692
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	7,977	12,704	31,264	45,625
Amortization of acquired intangibles	1,028	917	3,840	6,899
Other items (2)	355	298	1,132	965
Non-GAAP general and administrative	$23,373	$30,325	$83,535	$110,203

	Year Ended June 30,
	2021	2022
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$124,850	$155,053
Capitalized internal-use software costs	(28,594)	(34,515)
Purchases of property and equipment	(9,461)	(18,069)
Free Cash Flow	$86,795	$102,469

(1) Represents certain nonrecurring acquisition-related costs.
(2) Represents nonrecurring costs including acquisition and other transaction-related costs and lease exit activity.
(3) Includes the income tax effect on non-GAAP net income adjustments related to stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, amortization of acquired intangibles and other items, which include acquisition and other transaction-related costs and lease exit activity.